Exhibit 99.1

AP Acquisition Corp Announces Extension of the Deadline to Complete a Business Combination and Additional Contribution to Trust Account

Singapore, June 21, 2023 – AP Acquisition Corp (NYSE: APCA) (“AP Acquisition”), a special purpose acquisition company, announced today that it has extended the deadline by which it must complete an initial business combination from June 21, 2023 to September 21, 2023, following the deposit of $1,725,000 into its trust account by AP Sponsor LLC (“Sponsor”) on June 21, 2023. As previously announced, AP Acquisition  entered into a definitive business combination agreement with JEPLAN, Inc. (“JEPLAN”), JEPLAN Holdings, Inc. (“PubCo”) and JEPLAN MS, Inc. (the “Business Combination Agreement”) on June 16, 2023, and the closing of the transaction is  targeted for the third or fourth quarter of 2023. Under the amended and restated memorandum and articles of association of AP Acquisition, it has the option to further extend the deadline by which it must complete an initial business combination to December 21, 2023 if requested by the Sponsor and subject to the Sponsor depositing additional funds into the trust account.

About AP Acquisition

AP Acquisition is a blank check company incorporated as a Cayman Islands exempted company on April 22, 2021, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses.

Forward-Looking Statements

This document, including the exhibit, contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of the  transactions contemplated by the Business Combination Agreement (the “Business Combination”) and SPAC’s option to further extend the deadline by which it must complete an initial business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “predict,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “strategy,” “future,” “outlook,” “target,” “opportunity,” “plan,” “potential,” “may,” “seem,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of JEPLAN, PubCo, and SPAC. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of PubCo’s securities, (ii) the risk that the Business Combination may not be completed by SPAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SPAC, (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the business combination agreement by the respective shareholders of SPAC and JEPLAN, the satisfaction of the minimum cash amount following redemptions by SPAC’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the effect of the announcement or pendency of the Business Combination on JEPLAN’s business relationships, performance, and business generally, (vii) risks that the Business Combination disrupts current plans of JEPLAN and potential difficulties in its employee retention as a result of the Business Combination, (viii) the outcome of any legal proceedings that may be instituted against JEPLAN or SPAC related to the business combination agreement or the Business Combination, (ix) failure to realize the anticipated benefits of the Business Combination, (x) the inability to maintain the listing of SPAC’s securities or to meet listing requirements and maintain the listing of PubCo’s securities on the New York Stock Exchange, (xi) the risk that the price of PubCo’s securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which PubCo plans to operate, variations in performance across competitors, changes in laws, regulations, technologies, natural disasters or health epidemics/pandemics, national security tensions, and macro-economic and social environments affecting its business, and changes in the combined capital structure, (xii) the inability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, identify and realize additional opportunities, and manage its growth and expanding operations, (xiii) the risk that JEPLAN may not be able to successfully expand its products and services domestically and internationally, (xiv) the risk that JEPLAN and its current and future collaborative partners are unable to successfully market or commercialize JEPLAN’s proposed licensing solutions, or experience significant delays in doing so, (xv) the risk that JEPLAN may never achieve or sustain profitability, (xvi) the risk that JEPLAN will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, (xvii) the risk relating to scarce or poorly collected raw materials for JEPLAN’s PET recycling business; (xviii) the risk that JEPLAN may not be able to consummate planned strategic acquisitions, including joint ventures in connection with its proposed licensing business, or fully realize anticipated benefits from past or future acquisitions, joint ventures, or investments; (xix) the risk that JEPLAN’s patent applications may not be approved or may take longer than expected, and that JEPLAN may incur substantial costs in enforcing and protecting its intellectual property; and (xx) the risk that JEPLAN may be subject to competition from current collaborative partners in the use of jointly developed technology once applicable collaborative arrangements expire. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of SPAC’s Annual Report on Form 10-K for the year ended December, 31, 2022, which was filed with the SEC on March 3, 2023 (the “2022 Form 10-K”), as such factors may be updated from time to time in SPAC’s filings with the SEC, the Registration Statement and proxy statement/prospectus contained therein. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither JEPLAN, PubCo, or SPAC presently know or that JEPLAN, PubCo, and SPAC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect SPAC’s expectations, plans, or forecasts of future events and views only as of the date they are made, and subsequent events and developments are anticipated to cause such assessments to change. However, while SPAC may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SPAC’s assessments of any date subsequent to the date of this document. Accordingly, readers are cautioned not to put undue reliance on forward-looking statements, and SPAC assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required to by applicable securities law.

Additional Information and Where to Find It

If the Business Combination is pursued, PubCo intends to file with the SEC a registration statement on Form F-4 relating to the Business Combination (the “Registration Statement”) that will include a proxy statement/prospectus of SPAC. The proxy statement/prospectus will be sent to all SPAC and JEPLAN shareholders. PubCo and SPAC also will file other documents regarding the Business Combination with the SEC. Before making any voting decision, investors and security holders of SPAC and JEPLAN are urged to read the Registration Statement, the proxy statement/prospectus contained therein and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination as they become available because they will contain important information about JEPLAN, SPAC, PubCo, and the Business Combination.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by PubCo and SPAC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by PubCo and SPAC may be obtained free of charge by written request to PubCo at 12-2 Ogimachi, Kawasaki-ku, Kawasaki-shi, Kanagawa, Japan or by telephone at +81 44-223-7898, and to SPAC at 10 Collyer Quay, #37-00 Ocean Financial Center, Singapore or by telephone at +65 6808-6510.

Participants in Solicitation

JEPLAN, PubCo, and SPAC and their respective directors and officers and other members of management may, under SEC rules, be deemed to be participants in the solicitation of proxies from SPAC’s shareholders with the Business Combination and the other matters set forth in the Registration Statement. Information about SPAC’s directors and executive officers and their ownership of SPAC’s securities is set forth in SPAC’s filings with the SEC, including SPAC’s 2022 Form 10-K. To the extent that holdings of SPAC’s securities by its directors and executive officers have changed since the amounts reflected in the 2022 Form 10-K, such changes will be reflected in the Registration Statement. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Business Combination may be obtained by reading the proxy statement/prospectus regarding the Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This document shall not constitute a “solicitation” as defined in Section 14 of the Exchange Act. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in the Business Combination shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Enquiries:

Keiichi Suzuki, CEO, AP Acquisition Corp

Email: info@apacquisitioncorp.com